                                                                    EXHIBIT 99.1

                      MARTHA STEWART LIVING OMNIMEDIA, INC.
                      ANNOUNCES FOURTH QUARTER 2004 RESULTS

NEW YORK, NEW YORK, FEBRUARY 23, 2005 -- Martha Stewart Living Omnimedia, Inc.

(NYSE: MSO) announced its results today for the fourth quarter and full-year period ended December 31, 2004.

Revenues for the fourth quarter of 2004 were $60.2 million, compared to $70.9 million in the prior year's quarter. Operating loss for the fourth quarter was $(9.5) million, compared to operating income of $2.3 million for the fourth quarter of 2003. Operating income before depreciation and amortization, and the amortization of non-cash stock compensation ("OIDA") for the fourth quarter of 2004 was a loss of $(1.8) million, compared to OIDA of $7.0 million in the same period last year. Loss per share from continuing operations was $(0.14) for the fourth quarter of 2004, compared to income per share from continuing operations of $0.05 in the fourth quarter of 2003.

Susan Lyne, President and Chief Executive Officer, said: "2004 was a year of significant challenge for MSO, and we look at the coming year with both realistic expectations and optimism for the future.

"We will focus our efforts on our greatest assets: the Martha Stewart brand, our content and our creative capabilities. As the most comprehensive and trusted source of `how-to' information for the home, we are actively exploring opportunities to develop new content, launch new brands and leverage our existing asset library through new distribution channels. We see opportunities to use our brand strengths and design capabilities to forge new merchandising and marketing partnerships.

"The vitality of our brands is underscored by the positive circulation trends for both Martha Stewart Living and Everyday Food magazines, both of which outperformed industry metrics. We will focus on profitable business prospects, and our exit from the online and print catalog business during the fourth quarter of 2004 speaks to that.

"As March approaches, all of us at MSO - just like our business partners and our many millions of loyal consumers - are eager to welcome Martha back. Both station affiliates and advertisers have embraced MSO's new syndicated television program featuring Martha Stewart. Come fall, we're certain viewers will too."

FOURTH QUARTER 2004 RESULTS BY SEGMENT

PUBLISHING

Revenues in the fourth quarter of 2004 were $26.1 million, compared to $33.1 million in the fourth quarter of 2003. Operating loss was $(11.3) million for the fourth quarter of 2004, compared to operating income of $0.4 million in the fourth quarter of 2003. OIDA was a loss of $(11.1) million, compared to income of $0.4 million in the fourth quarter of 2003. The loss for the quarter is due mainly to a decline in advertising revenue in Martha Stewart Living, as well as subscription acquisition spending for Everyday Food magazine and losses related to Body & Soul magazine, which was acquired in August 2004. The decline in advertising revenue from Martha Stewart Living magazine was due to both a reduction in advertising pages as well as lower advertising rates due to the rate base reduction effective with the January 2004 issue. Circulation revenue declined in the quarter due primarily to lower subscription revenues from Martha Stewart Living, due to fewer subscription copies sold. Everyday Food revenue increased sharply in the quarter on strong circulation gains and higher advertising revenue due principally to higher advertising rates related to our rate base increase. Everyday Food, which launched in September of 2003 with an initial rate base of 500,000, has increased its rate base to 800,000 effective with the January 2005 issue. This represents the second increase since launch. Based on the continued subscriber demand, we plan to increase the rate base to 850,000 in July 2005. This growth has been supported, in part, by our recent media campaign, which targeted both advertisers and consumers.

TELEVISION

Revenues in the fourth quarter of 2004 were $1.1 million, compared to $5.9 million in the fourth quarter of 2003. Operating loss for the fourth quarter of 2004 was $(1.4) million, compared to an operating loss of $(2.8) in the fourth quarter of 2003. OIDA was a loss of $(1.4) million for the fourth quarter of 2004, compared to OIDA of $(0.9) million in the prior year's fourth quarter. The decline in revenue was due principally to the absence of our daily syndicated show, which stopped airing in syndication in mid-September, as well as the expiration of certain cable television agreements. In the second quarter of


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

2005, we will begin production of a new syndicated daytime show. The program will be distributed by NBC Universal Domestic Television Distribution under a recently announced agreement. The prior year period included $1.7 million of accelerated depreciation related to the write-down to fair-value of certain television studio assets.

MERCHANDISING

Revenues in the fourth quarter of 2004 were $23.7 million, compared to $22.5 million in the fourth quarter of 2003. The higher revenue is due in part to an increase in revenue from Kmart resulting from contractual minimum royalty guarantees, as well as revenue related to the dissolution of our Martha Stewart Signature flooring program. Fourth-quarter 2004 operating income was $19.8 million, compared to $18.3 million in the fourth quarter of 2003. OIDA was $20.0 million in the current period, compared to $18.5 million in the prior year's quarter. Currently we are expanding our successful Martha Stewart Signature(TM) furniture line with Bernhardt, introducing at retail 43 new SKUs from the Lily Pond(R), Skylands(TM), and Turkey Hill(TM) collections.

INTERNET/DIRECT COMMERCE

Revenues in the fourth quarter of 2004 were $9.3 million, compared to $9.4 million in the same period a year ago. The results for the quarter reflect the Company's successful efforts at selling our remaining catalog-related inventory, while continuing to grow our profitable flowers business and deliver content. Operating loss was $(1.1) million for the fourth quarter of 2004, compared to $(1.2) million in the fourth quarter of 2003. OIDA was $(0.8) million in the fourth quarter of 2004, compared to $(1.0) million in the fourth quarter of 2003. The segment will focus its future efforts on delivering content and increasing advertising revenues, while continuing to grow our marthasflowers.com online flower business and to generate new subscribers to our magazines.

CORPORATE OVERHEAD

Corporate overhead, including depreciation and amortization and the amortization of non-cash stock compensation, was $15.5 million, compared to $12.3 million in the prior year's quarter. Corporate overhead, before depreciation and amortization and the amortization of non-cash stock compensation, was $8.5 million for the fourth quarter of 2004 compared to $10.1 million in the fourth quarter of 2003. The year-over-year reduction in OIDA was driven by lower compensation-related costs and lower professional fees. Corporate overhead, including depreciation and amortization, increased primarily due to the amortization of non-cash compensation. Amortization of non-cash stock compensation expense was $6.0 million in the fourth quarter of 2004, compared to $1.1 million for the fourth quarter of 2003. The majority of the increase in the 2004 quarter relates to a non-cash equity compensation charge resulting from the modification of the terms of certain previously granted employee stock options related to the retirement of our former Chief Executive Officer.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization was $1.7 million in the fourth quarter of 2004, compared to $3.6 million for the fourth quarter of 2003. The lower depreciation in the current quarter was primarily a result of the acceleration of depreciation of $1.7 million recorded in the fourth quarter of 2003 related to the write-down to fair-value of certain television studio assets.

FULL-YEAR 2004 OPERATING RESULTS

Revenues for the year ended December 31, 2004, were $187.4 million, compared to $245.8 million for the year ended December 31, 2003. Operating income (loss) was $(60.0) million for the year ended December 31, 2004, compared to $(6.4) million for the year ended December 31, 2003, while OIDA for the year ended December 31, 2004, was $(43.8) million, compared to $4.8 million in the same period one year ago. For the year ended December 31, 2004, net loss from continuing operations was $(59.1) million or $(1.19) per share. This compares to net loss from continuing operations of $(1.9) million, or $(0.04) per share, in the year ending December 31, 2003.

TRENDS AND OUTLOOK

James Follo, Chief Financial and Administrative Officer, commented: "We continue to focus on maintaining our strong balance sheet while supporting and investing in long-term growth opportunities. Our results for the fourth quarter reflect a careful deployment of our financial resources, which allowed us to finish the year with cash and short-term investments of $140 million. Looking forward, we will continue to focus on improving our operating trends. Our outlook for the first quarter is for a loss of approximately $(0.35) per share."

BASIS OF PRESENTATION

The Company believes OIDA is an appropriate measure when evaluating the operating performance of its business segments and the Company on a consolidated basis. OIDA is used externally by the Company's investors, analysts, and industry peers. OIDA is among the primary metrics used by management for planning and forecasting of future periods, and is considered an important indicator of the operational strength of the Company's businesses. The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and makes it easier to compare the Company's results with other companies that have different capital structures or tax rates. The Company believes OIDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss), cash flows, and other measures of financial performance prepared in accordance with generally accepted accounting principles ("GAAP"). As OIDA is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similarly titled measures employed by other companies. A reconciliation of OIDA to operating income (loss) is provided in the financial statements included with this release.

Martha Stewart Living Omnimedia, Inc. (MSO) is a leading provider of original "how-to" information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSO is organized into four business segments:
Publishing, Television, Merchandising, and Internet/Direct Commerce. Martha Stewart Living Omnimedia, Inc. is listed on the New York Stock Exchange under the ticker symbol MSO.

The Company will host a conference call with analysts and investors at 11:00 a.m. ET that will be broadcast live over the Internet at www.marthastewart.com.

                                       ###

This press release contains certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements can be identified by terminology such as "may," "will," "should," "could," "expects," "intends," "plans," "anticipates," "believes," "estimates," "potential" or "continue" or the negative of these terms or other comparable terminology. The Company's actual results may differ materially from those projected in these statements, and factors that could cause such differences include further adverse reaction to the prolonged and continued negative publicity relating to Martha Stewart by consumers, advertisers and business partners; further adverse reaction by the Company's consumers, advertisers and business partners to the outcome of Ms. Stewart's trial and related sentencing arising from a sale of non-Company stock by Ms. Stewart; a loss of the services of Ms. Stewart; a loss of the services of other key personnel; an adverse resolution to the SEC enforcement proceeding currently underway against Ms. Stewart arising from her personal sale of non-Company stock; adverse resolution of some or all of the Company's ongoing litigation; downturns in national and/or local economies; shifts in our business strategies; a softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; and changes in government regulations affecting the Company's industries. Certain of these and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, especially under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations", which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

CONTACT: Investors - Howard Hochhauser, VP Finance and Investor Relations of Martha Stewart Living Omnimedia, Inc., 212-827-8530; Media - Elizabeth Estroff, AVP, Corporate Communications, of Martha Stewart Living Omnimedia, Inc., 212-827-8281.

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                         Three Months Ended December 31,
                    (in thousands, except per share amounts)

                                                                          2004                  2003                % change
                                                                          ----                  ----                --------
REVENUES

      Publishing                                                           $ 26,130              $ 33,111                -21.1%
      Television                                                              1,069                 5,922                -81.9%
      Merchandising                                                          23,680                22,452                  5.5%
      Internet/Direct Commerce                                                9,333                 9,377                 -0.5%
                                                                           --------              --------               ------
          Total revenues                                                     60,212                70,862                -15.0%
                                                                           --------              --------               ------

OPERATING COSTS AND EXPENSES

     Production, distribution and editorial                                  29,447                33,777                 12.8%
     Selling and promotion                                                   20,506                16,907                -21.3%
     General and administrative                                              12,020                13,211                  9.0%
     Amortization of non-cash stock compensation expense                      6,028                 1,114                   nm
     Depreciation and amortization                                            1,696                 3,589                 52.7%
                                                                           --------              --------               ------
          Total operating costs and expenses                                 69,697                68,598                 -1.6%
                                                                           --------              --------               ------

OPERATING INCOME (LOSS)                                                      (9,485)                2,264                   nm

     Interest income, net                                                       607                   349                 73.9%
                                                                           --------              --------               ------
INCOME (LOSS) BEFORE INCOME TAXES                                            (8,878)                2,613                   nm
     Income tax benefit/(provision)                                           1,658                   (37)                  nm
                                                                           --------              --------               ------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM
DISCONTINUED OPERATIONS                                                      (7,220)                2,576                   nm
                                                                           --------              --------               ------
Loss from discontinued operations                                              (109)                 (204)                46.6%
                                                                           --------              --------               ------
NET INCOME (LOSS)                                                          $ (7,329)             $  2,372                   nm
                                                                           ========              ========               ======
INCOME (LOSS) PER SHARE - BASIC AND DILUTED
      Income (Loss) from continuing operations                             $  (0.14)             $   0.05
      Loss from discontinued operations                                       (0.00)                (0.00)
                                                                           --------              --------
      Net income (loss)                                                    $  (0.15)             $   0.05
                                                                           ========              ========
WEIGHTED AVERAGE SHARES OUTSTANDING
        BASIC                                                                50,119                49,451
      DILUTED                                                                50,119                49,581

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                         Three Months Ended December 31,
                                 (in thousands)

                                                                          2004                 2003              % change
                                                                          ----                 ----              --------
REVENUES

  Publishing                                                               $ 26,130              $ 33,111                -21.1%
  Television                                                                  1,069                 5,922                -81.9%
  Merchandising                                                              23,680                22,452                  5.5%
  Internet/Direct Commerce                                                    9,333                 9,377                 -0.5%
                                                                           --------              --------               ------
     Total revenues                                                          60,212                70,862                -15.0%
                                                                           --------              --------               ------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                (11,116)                  442                   nm
  Television                                                                 (1,355)                 (853)               -58.9%
  Merchandising                                                              20,009                18,493                  8.2%
  Internet/Direct Commerce                                                     (824)               (1,005)                18.0%
                                                                           --------              --------               ------
Operating Income (Loss) before Depreciation and Amortization                  6,714                17,077                -60.7%
         and Corporate Overhead
  Corporate Overhead                                                         (8,475)              (10,110)                16.2%
                                                                           --------              --------               ------
Operating Income (Loss) before Depreciation and Amortization                 (1,761)                6,967                   nm

  Amortization of non-cash stock compensation expense                        (6,028)               (1,114)                  nm
  Depreciation and amortization                                              (1,696)               (3,589)                52.8%
                                                                           --------              --------               ------
OPERATING INCOME (LOSS)                                                      (9,485)                2,264                   nm

  Interest income, net                                                          607                   349                 74.0%
                                                                           --------              --------               ------
INCOME (LOSS) BEFORE INCOME TAXES                                            (8,878)                2,613                   nm

  Income tax benefit/(provision)                                              1,658                   (37)                  nm
                                                                           --------              --------               ------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE LOSS FROM
DISCONTINUED OPERATIONS                                                      (7,220)                2,576                   nm
                                                                           --------              --------               ------
Income (Loss) from discontinued operations                                     (109)                 (204)                46.6%
                                                                           --------              --------               ------
NET INCOME (LOSS)                                                          $ (7,329)             $  2,372                   nm
                                                                           ========              ========               ======

                      Martha Stewart Living Omnimedia, Inc.
                      Consolidated Statements of Operations
                        Twelve Months Ended December 31,
                    (in thousands, except per share amounts)

                                                                          2004                  2003                % change
                                                                          ----                  ----                --------
REVENUES

      Publishing                                                         $   96,035           $   135,936                -29.4%

      Television                                                             10,505                25,704                -59.2%

      Merchandising                                                          53,386                53,395                  0.0%
      Internet/Direct Commerce                                               27,512                30,813                -10.8%
                                                                         ----------           -----------               -------
          Total revenues                                                    187,438               245,848                -23.8%
                                                                         ----------           -----------               -------
OPERATING COSTS AND EXPENSES
     Production, distribution and editorial                                 116,204               136,269                 14.8%
     Selling and promotion                                                   59,351                51,621                -15.0%
     General and administrative                                              55,716                53,170                 -4.8%
     Amortization of non-cash stock compensation expense                      9,499                 1,524                   nm
     Depreciation and amortization                                            6,672                 9,669                 31.0%
                                                                         ----------           -----------               -------
          Total operating costs and expenses                                247,442               252,253                  1.9%
                                                                         ----------           -----------               -------
OPERATING LOSS                                                             (60,004)                (6,405)                  nm

     Interest income, net                                                     1,799                 1,439                 25.1%
                                                                         ----------           -----------               -------
LOSS BEFORE INCOME TAXES                                                    (58,205)               (4,966)                  nm
     Income tax benefit/(provision)                                            (868)                3,043                   nm
                                                                         ----------           -----------               -------
LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED
OPERATIONS                                                                  (59,073)               (1,923)                  nm
                                                                         ----------           -----------               -------
Loss from discontinued operations, net of tax benefit in 2003                  (526)                 (848)                38.0%
                                                                         ----------           -----------               -------
NET LOSS                                                                 $  (59,599)           $   (2,771)                  nm
                                                                         ==========           ===========               ======
LOSS PER SHARE - BASIC AND DILUTED
      Loss from continuing operations                                    $    (1.19)           $    (0.04)

      Loss from discontinued operations                                       (0.01)                (0.02)
                                                                         ----------           -----------
      Net Loss                                                           $    (1.20)           $    (0.06)
                                                                         ==========           ===========
WEIGHTED AVERAGE SHARES OUTSTANDING
     BASIC and DILUTED                                                       49,712                49,389

                      Martha Stewart Living Omnimedia, Inc.
                               Segment Information
                        Twelve Months Ended December 31,
                                 (in thousands)

                                                                          2004                  2003              % change
                                                                          ----                  ----              --------
REVENUES
  Publishing                                                               $ 96,035           $   135,936                -29.4%
  Television                                                                 10,505                25,704                -59.2%
  Merchandising                                                              53,386                53,395                  0.0%
  Internet/Direct Commerce                                                   27,512                30,813                -10.8%
                                                                           --------           -----------               ------
     Total revenues                                                         187,438               245,848                -23.8%
                                                                           --------           -----------               ------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION
  Publishing                                                                (23,996)               19,964                   nm
  Television                                                                 (8,482)                  358                   nm
  Merchandising                                                              37,115                38,439                 -3.5%
  Internet/Direct Commerce                                                   (7,874)              (15,074)                47.8%
                                                                           --------           -----------               ------
Operating Income (Loss) before Depreciation and Amortization                 (3,237)               43,687                   nm
         and Corporate Overhead
  Corporate Overhead                                                        (40,596)              (38,899)                -4.4%
                                                                           --------           -----------               ------
Operating Income (Loss) before Depreciation and Amortization                (43,833)                4,788                   nm

  Amortization of non-cash stock compensation expense                        (9,499)               (1,524)                  nm
  Depreciation and amortization                                              (6,672)               (9,669)                31.0%
                                                                           --------           -----------               ------
OPERATING LOSS                                                              (60,004)               (6,405)                  nm

  Interest income, net                                                        1,799                 1,439                 25.1%
                                                                           --------           -----------               ------
LOSS BEFORE INCOME TAXES                                                    (58,205)               (4,966)                  nm

  Income tax benefit/(provision)                                               (868)                3,043                   nm
                                                                           --------           -----------               ------
LOSS FROM CONTINUING OPERATIONS BEFORE LOSS FROM DISCONTINUED
OPERATIONS                                                                  (59,073)               (1,923)                  nm
                                                                           --------           -----------               ------
Loss from discontinued operations, net of tax benefit in 2003                  (526)                 (848)                38.0%
                                                                           --------           -----------               ------
NET LOSS                                                                   $(59,599)          $    (2,771)                  nm
                                                                           ========           ===========               ======

                      Martha Stewart Living Omnimedia, Inc.
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)

                                                                                December 31,         December 31,
                                                                                   2004                 2003
                                                                                ------------         ------------
ASSETS
CURRENT ASSETS
        Cash and cash equivalents                                                $104,647              $165,566
        Short-term investments                                                     35,309                 3,100
        Accounts receivable, net                                                   27,894                39,758
        Inventories, net                                                            5,229                 7,485
        Deferred television production costs                                            -                 3,465
        Income taxes receivable                                                     6,321                 5,658
        Deferred income taxes, net                                                      -                 5,024
        Other current assets                                                        3,573                 4,422
                                                                                 --------              --------
                            TOTAL CURRENT ASSETS                                  182,973               234,478
                                                                                 --------              --------
PROPERTY, PLANT, AND EQUIPMENT, net                                                17,175                22,673
                                                                                 --------              --------
INTANGIBLE ASSETS, net                                                             54,264                44,257
                                                                                 --------              --------
DEFERRED INCOME TAXES                                                                   -                 3,224
                                                                                 --------              --------
OTHER NONCURRENT ASSETS                                                             6,828                 4,470
                                                                                 --------              --------
                            TOTAL ASSETS                                         $261,240              $309,102
                                                                                 ========              ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

        Accounts payable and accrued liabilities                                  $25,604               $26,628
        Accrued payroll and related costs                                           9,407                10,360
        Income taxes payable                                                          412                   167
        Current portion of deferred subscription income                            27,160                23,833
                                                                                 --------              --------
                            TOTAL CURRENT LIABILITIES                              62,583                60,988
                                                                                 --------              --------
DEFERRED SUBSCRIPTION INCOME                                                        7,668                 7,133
OTHER NONCURRENT LIABILITIES                                                        3,361                 4,316
                                                                                 --------              --------
                           TOTAL LIABILITIES                                      $73,612               $72,437
                                                                                 --------              --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY

     Class A common stock, $0.01 par value, 350,000 shares authorized:
     21,660 and 19,628 shares issued in 2004 and 2003, respectively                   217                   196
     Class B common stock, $0.01 par value, 150,000 shares authorized:
     29,123 and 30,059 shares outstanding in 2004 and 2003, respectively              291                   301
     Capital in excess of par value                                               196,781               183,744
     Unamortized restricted stock                                                  (2,793)                 (307)
     Retained earnings                                                             (6,093)               53,506
                                                                                 --------              --------
                                                                                  188,403               237,440
     Less class A treasury stock - 59 shares at cost                                 (775)                 (775)
                                                                                 --------              --------
                           TOTAL SHAREHOLDERS' EQUITY                             187,628               236,665
                                                                                 --------              --------
                           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $261,240              $309,102
                                                                                 ========              ========

                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Non- GAAP Financial Information
                         Three Months Ended December 31,
                                 (in thousands)

         The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash stock compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                                          2004                 2003         % change
                                                                          ----                 ----         --------
OPERATING INCOME (LOSS)
  Publishing                                                           $ (11,333)             $   350             nm
  Television                                                              (1,412)              (2,812)          49.8%
  Merchandising                                                           19,819               18,312            8.3%
  Internet/ Direct Commerce                                               (1,071)              (1,239)          13.6%
                                                                       ---------              -------         ------
     Operating Income (Loss) before Corporate Overhead                     6,003               14,611          -59.0%
Corporate Overhead                                                       (15,488)             (12,347)         -25.5%
                                                                       ---------              -------         ------
     TOTAL OPERATING INCOME (LOSS)                                        (9,485)               2,264             nm
                                                                       ---------              -------         ------

DEPRECIATION AND AMORTIZATION

  Publishing                                                                 203                   42         -383.4%
  Television                                                                  57                1,959             nm
  Merchandising                                                              190                  168          -13.1%
  Internet/ Direct Commerce                                                  247                  234           -5.6%
  Corporate Overhead                                                         999                1,186           15.8%
                                                                       ---------              -------         ------
    TOTAL DEPRECIATION AND AMORTIZATION                                    1,696                3,589           52.8%
                                                                       ---------              -------         ------

AMORTIZATION OF NON-CASH STOCK COMPENSATION
  Publishing                                                                  14                   50           72.0%
  Television                                                                   -                    -              -
  Merchandising                                                                -                   13             nm
  Internet/ Direct Commerce                                                    -                    -              -
  Corporate Overhead                                                       6,014                1,051             nm
                                                                       ---------              -------         ------
    TOTAL AMORTIZATION                                                     6,028                1,114             nm
                                                                       ---------              -------         ------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND
AMORTIZATION OF NON-CASH STOCK COMPENSATION
  Publishing                                                             (11,116)                 442             nm
  Television                                                              (1,355)                (853)         -58.9%
  Merchandising                                                           20,009               18,493            8.2%
  Internet/ Direct Commerce                                                 (824)              (1,005)          18.0%
                                                                       ---------              -------         ------
  Operating Income (Loss) before Depreciation and
    Amortization, Amortization of Non-Cash Stock
    Compensation and before Corporate Overhead                             6,714               17,077          -60.7%
  Corporate Overhead                                                      (8,475)             (10,110)          16.2%
                                                                       ---------              -------         ------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
    AMORTIZATION AND AMORTIZATION OF NON-CASH STOCK
    COMPENSATION                                                        $ (1,761)            $  6,967             nm
                                                                       =========             =======          ======

                      Martha Stewart Living Omnimedia, Inc.
       Supplemental Disclosures Regarding Non- GAAP Financial Information
                        Twelve Months Ended December 31,
                                 (in thousands)

         The following table presents segment and consolidated financial information, including a reconciliation of operating income, a GAAP measure, and Operating Income before Depreciation and Amortization, including the amortization of non-cash stock compensation, (OIDA), a non-GAAP measure. In order to reconcile OIDA to operating income, depreciation and amortization are added back to operating income.

                                                                          2004               2003          % change
                                                                          ----               ----          --------
OPERATING INCOME (LOSS)
  Publishing                                                             $ (24,611)          $ 19,597             nm
  Television                                                                (8,712)            (2,616)         233.1%
  Merchandising                                                             36,427             37,717           -3.5%
  Internet/ Direct Commerce                                                 (8,861)           (16,013)          44.7%
                                                                         ---------           --------       --------
     Operating Income (Loss) before Corporate Overhead                      (5,757)            38,685             nm
Corporate Overhead                                                         (54,247)           (45,090)         -20.3%
                                                                         ---------           --------       --------
     TOTAL OPERATING LOSS                                                  (60,004)            (6,405)        -836.9%
                                                                         ---------           --------       --------

DEPRECIATION AND AMORTIZATION

  Publishing                                                                   472                165         -186.1%
  Television                                                                   230              2,974           92.3%
  Merchandising                                                                760                671          -13.3%
  Internet/ Direct Commerce                                                    987                960           -2.8%
  Corporate Overhead                                                         4,223              4,899           13.8%
                                                                         ---------           --------       --------
    TOTAL DEPRECIATION AND AMORTIZATION                                      6,672              9,669           31.0%
                                                                         ---------           --------       --------

AMORTIZATION OF NON-CASH STOCK COMPENSATION EXPENSE (BENEFIT)

  Publishing                                                                   143                202             nm
  Television                                                                     -                  -              -
  Merchandising                                                                (72)                51             nm
  Internet/ Direct Commerce                                                      -                (21)            nm
  Corporate Overhead                                                         9,428              1,292             nm
                                                                         ---------           --------       --------
    TOTAL AMORTIZATION                                                       9,499              1,524             nm
                                                                         ---------           --------       --------

OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND AMORTIZATION AND
AMORTIZATION OF NON-CASH STOCK COMPENSATION
  Publishing                                                               (23,996)            19,964             nm
  Television                                                                (8,482)               358             nm
  Merchandising                                                             37,115             38,439           -3.5%
  Internet/ Direct Commerce                                                 (7,874)           (15,074)          47.8%
                                                                         ---------           --------       --------
  Operating Income (Loss) before Depreciation and Amortization,
Amortization of Non-Cash Stock Compensation and before
  Corporate Overhead                                                        (3,237)            43,687             nm
  Corporate Overhead                                                       (40,596)           (38,899)          -4.4%
                                                                         ---------           --------       --------
OPERATING INCOME (LOSS) BEFORE DEPRECIATION AND
   AMORTIZATION AND AMORTIZATION OF NON-CASH STOCK
  COMPENSATION                                                           $ (43,833)          $  4,788             nm
                                                                         =========           ========       ========


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